                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 1998 (May 27, 1998)

                      APPLIED GRAPHICS TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

DELAWARE                                       0-28208                           13-3864004
(State or other jurisdiction           (Commission File Number)      (I.R.S. Employer Identification No.)
  of incorporation)


450 W. 33rd STREET, NEW YORK, NY                                        10001
(Address of principal executive offices)                              (Zip Code)

Registrant's telephone number, including area code: 212-716-6600

Item 2. Acquisition or Disposition of Assets

On May 27, 1998, pursuant to an Agreement and Plan of Merger, dated as of February 13, 1998, entered into by and among Applied Graphics Technologies, Inc. (the "Company" or "AGT"), AGT Acquisition Corp., and Devon Group, Inc. ("Devon"), a Delaware corporation, (the "Merger Agreement"), Devon merged into AGT Acquisition Corp., a wholly-owned subsidiary of the Company (the "Merger"). Devon, a digital prepress and publishing company, operated 19 facilities in the United States and one facility in each of England and Canada. Under the terms of the Merger Agreement, the Company paid $30 per share in cash and distributed 0.6 share of the Company's common stock in exchange for each outstanding share of Devon common stock. The total consideration paid was approximately $450 million, including transaction costs. The cash portion of the Merger consideration, approximately $230 million including transaction costs, was funded with approximately $135 million borrowed under lines of credit and approximately $95 million from investments in marketable securities.

Item 7. Financial Statements and Exhibits.

(a) Financial statements of business acquired.

                          Independent Auditors' Report

The Board of Directors and Shareholders
Devon Group, Inc.:

We have audited the accompanying consolidated balance sheets of Devon Group, Inc. and subsidiaries as of March 31, 1998 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended March 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Devon Group, Inc. and subsidiaries as of March 31, 1998 and 1997, and the results of their operations and their cash flows for each of the years in the three-year period ended March 31, 1998 in conformity with generally accepted accounting principles.

                                                    /s/ KPMG Peat Marwick LLP

Stamford, Connecticut

May 8, 1998

Consolidated Balance Sheets                                    Devon Group, Inc.

March 31,                                                      1998             1997
                                                            ---------        ---------
($ in thousands)

Assets

Current assets:
  Cash and cash equivalents                                 $  53,074        $  28,901
  Short-term investments                                       12,902             --
  Receivables, less allowance for doubtful
    accounts of $4,586 in 1998 and $3,465 in 1997              42,791           35,971
  Inventories, at lower of cost or market:
    Raw materials                                                 718              572
    Work-in-process                                            26,525           19,178
    Finished goods                                              5,015            3,453
                                                            ---------        ---------
      Total inventories                                        32,258           23,203
  Deferred income tax benefits                                  3,157            3,070
  Prepaid expenses and other current assets                     6,971            6,624
  Net assets of discontinued operation                           --             27,762
                                                            ---------        ---------
      Total current assets                                    151,153          125,531

Property, plant, and equipment, net                            29,400           24,194
Deferred charges and other assets                               5,252            4,918
Deferred income tax benefits                                       98            1,095
Excess of cost over fair value of net assets acquired           9,219            6,369
                                                            ---------        ---------
                                                            $ 195,122        $ 162,107
                                                            =========        =========

Liabilities and Stockholders' Equity

Current liabilities:
  Current installments of long-term debt                    $     444        $      92
  Accounts payable                                             10,060            6,803
  Accrued expenses                                              8,239            7,970
  Accrued compensation                                          9,370            7,913
  Income taxes                                                    639            1,327
                                                            ---------        ---------
         Total current liabilities                             28,752           24,105

Long-term debt, excluding current installments                  2,536            1,916
Deferred and other compensation                                 3,274            5,005

Stockholders' equity:
  Common stock, $0.01 par value.  Authorized
    30,000,000 shares; issued 8,458,317 shares
    in 1998 and 8,383,317 in 1997                                  85               84
  Additional paid-in capital                                   37,014           35,658
  Retained earnings                                           140,456          112,334
                                                            ---------        ---------
                                                              177,555          148,076
Less: 1,099,500 shares of common stock held
         in treasury, at cost, at March 31, 1998
             and March 31, 1997                               (16,995)         (16,995)
                                                            ---------        ---------
      Total stockholders' equity                              160,560          131,081
                                                            ---------        ---------
                                                            $ 195,122        $ 162,107
                                                            =========        =========



See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME                              Devon Group, Inc.

Years ended March 31,                            1998           1997           1996
                                               --------       --------       --------
($ in thousands except per share data)

Sales                                          $246,094       $209,522       $194,442

Operating costs and expenses:
    Cost of sales                               144,936        121,089        104,047
    Selling, general, and administrative         69,167         59,370         54,935
                                               --------       --------       --------
Income from operations                           31,991         29,063         35,460

Interest income (expense), net                    1,987          1,197            752
Other income, net                                   656            885            401
                                               --------       --------       --------


Income from continuing operations
    before income taxes                          34,634         31,145         36,613
Provision for income taxes                       13,416         12,243         14,651
                                               --------       --------       --------

Income from continuing operations                21,218         18,902         21,962

Discontinued operations:
    Gain on sale                                  5,858           --             --
    Income from operations                        1,046          2,426          2,069
                                               --------       --------       --------
Income from discontinued operations               6,904          2,426          2,069
                                               --------       --------       --------
Net income                                     $ 28,122       $ 21,328       $ 24,031
                                               ========       ========       ========

Income per common share:

Basic:
Income from continuing operations              $   2.90       $   2.57       $   2.99
Discontinued operations
    Gain on sale                                    .80           --             --
    Income from operations                          .14            .33            .28
                                               --------       --------       --------
Income from discontinued operations                 .94            .33            .28
                                               --------       --------       --------
Net income                                     $   3.84       $   2.90       $   3.27
                                               ========       ========       ========

Diluted:
Income from continuing operations              $   2.83       $   2.53       $   2.92
Discontinued operations:
    Gain on sale                                    .78           --             --
    Income from operations                          .14            .32            .28
                                               --------       --------       --------
Income from discontinued operations                 .92            .32            .28
                                               --------       --------       --------
Net income                                     $   3.75       $   2.85       $   3.20
                                               ========       ========       ========


See accompanying notes to consolidated financial statements.

Consolidated Statements of Cash Flows                          Devon Group, Inc.

Years ended March 31,                                           1998            1997            1996
                                                              --------        --------        --------
($ in thousands)

Operating activities:

  Net income                                                    28,122        $ 21,328        $ 24,031
  Adjustments to reconcile net income to net
    cash provided by operating activities:
         Depreciation and amortization                           7,041           6,164           5,308
         Provision for doubtful accounts                           631             641             767
         Income from discontinued operations                    (1,046)         (2,426)         (2,069)
         Gain on sale of discontinued operations                (5,858)           --              --
  Changes in assets and liabilities, net of the
    effects of purchases and disposition of
    subsidiaries:
         Receivables                                            (6,870)         (6,586)         (7,593)
         Inventories                                            (8,325)         (5,132)           (953)
         Deferred charges and other assets                        (987)         (2,639)         (1,735)
         Accounts payable                                        3,155              29             310
         Accrued expenses                                         (817)             56          (1,461)
         Accrued compensation                                    1,457             175             348
         Income taxes                                           (5,148)            360             558
         Deferred income taxes                                     910             108            (178)
         Deferred and other compensation                        (1,731)         (1,408)          1,218
                                                              --------        --------        --------
Net cash provided by continuing operations                      10,534          10,670          18,551
Net cash provided by (used in) discontinued operations          (2,037)          1,990           2,563
                                                              --------        --------        --------
Net cash provided by operating activities                        8,497          12,660          21,114
                                                              --------        --------        --------

Investing activities:

  Proceeds from sale of discontinued operations                 42,883            --              --
  Net purchase of short-term investments                       (12,902)           --              --
  Capital expenditures                                         (11,514)         (7,352)         (4,538)
  Payments for purchases of subsidiaries,
    net of cash acquired                                        (3,227)           (400)         (5,109)
                                                              --------        --------        --------
  Net cash provided by (used in) investing activities           15,240          (7,752)         (9,647)
                                                              --------        --------        --------

Financing activities:

  Purchase of treasury stock                                      --            (4,326)         (1,294)
  Payments of long-term debt                                      (113)           (105)           (289)
  Proceeds from the exercise of stock options and other            549             567             806
                                                              --------        --------        --------
  Net cash provided by (used in) financing activities              436          (3,864)           (777)
                                                              --------        --------        --------

Net increase in cash and cash equivalents                       24,173           1,044          10,690
Cash and cash equivalents, beginning of year                    28,901          27,857          17,167
                                                              --------        --------        --------

Cash and cash equivalents, end of year                        $ 53,074        $ 28,901        $ 27,857
                                                              ========        ========        ========


See accompanying notes to consolidated financial statements.

Consolidated Statements of Stockholders' Equity                Devon Group, Inc.


                                                                 Additional
                                                     Common       Paid-in       Retained      Treasury
Years ended March 31, 1998, 1997, and 1996           Stock        Capital       Earnings       Stock             Total
                                                     ------       -------       --------       --------        ---------
($ in thousands)

Balances at March 31, 1995                           $   82       $32,471       $ 66,975       $(11,375)       $  88,153
Purchase of treasury stock                             --            --             --           (1,294)          (1,294)
Exercise of stock options
  and other                                               1         2,067           --             --              2,068
Net income                                             --            --           24,031           --             24,031
                                                     ------       -------       --------       --------        ---------

Balances at March 31, 1996                               83        34,538         91,006        (12,669)         112,958
Purchase of treasury stock                             --            --             --           (4,326)          (4,326)
Exercise of stock options
  and other                                               1         1,120           --             --              1,121
Net income                                             --            --           21,328           --             21,328
                                                     ------       -------       --------       --------        ---------

Balances at March 31, 1997                               84        35,658        112,334        (16,995)         131,081
Exercise of stock options
  and other                                               1         1,356                          --              1,357
Net income                                             --            --           28,122           --             28,122
                                                     ------       -------       --------       --------        ---------

Balances at March 31, 1998                           $   85       $37,014       $140,456       $(16,995)       $ 160,560
                                                     ======       =======       ========       ========        =========


See accompanying notes to consolidated financial statements.

Notes to Consolidated Financial Statements



Years ended March 31, 1998, 1997, and 1996



 1       Summary of Significant
         Accounting Policies

         (a) Basis of Presentation: The consolidated financial statements reflect the operations of the Company and its subsidiaries, all of which are wholly-owned except for Portal Aird Publications Pty. Ltd. (Portal Aird) which is 50% owned. All significant intercompany transactions are eliminated in consolidation. Prior years' financial statements have been reclassified, where applicable, to conform to the March 31, 1998 presentation.

         (b) Use of Estimates: The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

         (c) Property, Plant, and Equipment: The Company provides for depreciation and amortization of property, plant, and equipment principally by use of the straight-line method over estimated useful lives or lease terms, as applicable. Significant improvements are capitalized, while repairs and maintenance are expensed as incurred. Depreciation is computed based on the following useful lives: buildings (15 to 39 years), building improvements (5 to 30 years), leasehold improvements (2 to 10 years), and furniture, fixtures, and equipment (3 to 10 years).

         (d) Excess of Cost Over Fair Value of Net Assets Acquired: The excess of cost over fair value of net assets of companies acquired is amortized on a straight-line basis over periods of 15 or 25 years. The Company periodically evaluates the recoverability of goodwill by assessing whether the unamortized amount can be recovered over its remaining life through undiscounted cash flows.

         (e) Income Taxes: The provision for income taxes, as determined using the liability method, includes deferred taxes resulting from temporary differences in income for financial and tax purposes. Such temporary differences primarily result from differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes. The cumulative effect on deferred taxes of changes in corporate income tax rates is recognized as an adjustment to income tax expense. The Company and its U.S. subsidiaries file a consolidated Federal income tax return.

         (f) Inventories: Inventories are stated at the lower of cost or market, using the first-in, first-out (FIFO) method.

         (g) Cash and Cash Equivalents: For purposes of the consolidated statements of cash flows, the Company considers all cash funds and short-term investments with original maturities of three months or less to be cash equivalents. At March 31, 1998 the Company had $40,817,000 in portfolio investments comprised of commercial paper with various original maturity dates within 90 days of purchase. At March 31, 1998 and 1997 the Company also had $21,690,000 and $18,498,000, respectively, invested in U.S. government securities under agreements to resell within six days of purchase. At March 31, 1997 the Company also had $9,961,000 in U.S. Treasury bills with a maturity date of April 3, 1997. The market value of the underlying securities approximated their carrying value. Due to the short-term nature of the agreements, the Company did not take possession of the securities which were instead held by financial institutions.

         (h) Stock-based Compensation: In fiscal 1997 the Company adopted the provisions of SFAS No. 123, "Accounting for Stock-based Compensation," regarding disclosure of pro forma information for stock compensation which is included in Note 12. As is allowed by Statement No. 123, the Company will continue to measure compensation expense using the methods described in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

         (i) Revenue Recognition: The pre-press business recognizes revenue when a job is substantially complete and the publishing business recognizes revenue at the time products are shipped.

 2       Business

         Devon Group, Inc. is a diversified graphic arts company that provides the following services and products: advertising and editorial production, conventional and digital photography, interactive multimedia, computerized typesetting, composition, and color separation services to corporate, retail, advertising, and publishing customers, and publishing/distribution of posters, art reproductions, original art, greeting cards, notecards, calendars, and related products.

         During the years ended March 31, 1998, 1997, and 1996, sales to the Company's two largest customers amounted to $54,384,000, $46,218,000, and $52,425,000, and $32,574,000, $28,882,000 and $30,610,000,
         respectively.

 3       Stockholders' Equity

         In fiscal 1998 and 1997, 75,000 and 79,000 stock options, respectively, were exercised at prices between $5.00 and $16.75 per share (see Note
         12). In March 1995, the Company's Board of Directors authorized the purchase of up to 700,000 shares of its outstanding common stock in the open market from time to time. Under this authorization, 174,500 shares were acquired by the Company during fiscal 1997.

 4       Acquisitions and Dispositions

         Effective September 1, 1997 the Company acquired Canadian Art Prints, Inc. (CAP) for $2,527,000 in cash and a note payable of $1,086,000. Located in Richmond B.C., Canada, CAP publishes and distributes art posters, art cards, limited edition prints, and matted as well as framed art. The excess of the purchase price over the fair value of net assets acquired was $2,839,000. The results of CAP are immaterial to the total results of the Company.

         In fiscal 1996, the Company acquired two businesses, Proof Positive/Farrowlyne Associates, Inc. (PP/FA), and Nobart, Inc. (Nobart). PP/FA was acquired effective July 31, 1995 for $4,000,000 in cash and earnings-related, contingent consideration, $1,100,000 of which has been earned and paid through March 31, 1998. Located in Evanston, Illinois, PP/FA is a provider of editorial and creative services to the publishing industry, primarily in the educational sector. The purchase price exceeded the fair value of net assets acquired by $4,470,000, including the aforementioned additional contingent consideration. Nobart, acquired effective March 1, 1996, is a full-service design, art, photography, and production studio located in Chicago, Illinois. The purchase price of $1,217,000 was equal to the net book value of assets acquired.

         All of the aforementioned acquisitions were accounted for as purchases. The cumulative excess of cost over the fair value of net assets acquired (goodwill) was recorded on the consolidated balance sheets. Goodwill amortization charged to operations for the years ended March 31, 1998, 1997, and 1996 was $613,000, $452,000, and $357,000,
         respectively. As of March 31, 1998 and 1997, the balance of accumulated amortization was $2,865,000 and $2,252,000, respectively.

 5       Discontinued Operations

         On July 22, 1997, the Company announced that it had reached agreement for the sale of the capital stock of its printing subsidiary, Graftek Press, Inc., to BGJ Enterprises, Inc., an affiliate of Brown Printing Company for approximately $42,883,000 in cash. The transaction was consummated on September 8, 1997 and resulted in a gain (net of applicable income taxes) for financial statement purposes of $5,858,000 and generated approximately $34,495,000 in after-tax cash. The results of the printing subsidiary have been reported separately as a discontinued operation and the financial statements restated. The net assets, consisting primarily of property, plant, and equipment, accounts receivable, and accounts payable, are combined and reflected on the accompanying balance sheets as "Net assets of discontinued operations." For the years ended March 31, 1998, 1997, and 1996, revenues related to the discontinued operation were $24,269,000, $54,886,000, and $54,531,000, respectively. The income from discontinued operations for the years ended March 31, 1998, 1997, and 1996, included income tax expense of $6,197,000, $1,608,000, and $1,370,000, respectively.

 6       Income Taxes

         The income tax provisions for the years ended March 31, 1998, 1997, and 1996 follow:

         ($ in thousands)                       Current          Deferred            Total
         ----------------------------------     -------          --------          -------
         1998         Federal                   $10,126           $   745          $10,871
                      State                       2,380               165            2,545
                                                -------           -------          -------
                      Total                     $12,506           $   910          $13,416
                                                =======           =======          =======

         1997         Federal                   $10,034           $   (67)         $ 9,967
                      State                       2,101               175            2,276
                                                -------           -------          -------
                      Total                     $12,135           $   108          $12,243
                                                =======           =======          =======

         1996         Federal                   $12,198           $  (146)         $12,052
                      State                       2,631               (32)           2,599
                                                -------            ------          -------
                      Total                     $14,829           $  (178)         $14,651
                                                =======           =======          =======


         Income tax provisions vary from the amounts which would have been computed by applying the applicable U.S. statutory Federal income tax rate to income before taxes. The primary reasons for the differences between the expected and effective rates stated as a percent of pretax income are as follows:

                                                          1998           1997           1996
                                                         ------         ------         ------
         Computed "expected" tax expense                  35.0%          35.0%          35.0%
         Increase (decrease)in taxes resulting from:
           State income taxes, net of
             Federal income tax benefit                    4.4            4.8            4.6
           Other                                           (.7)           (.5)            .4
                                                        ------         ------         ------
                                                          38.7%          39.3%          40.0%
                                                        ======         ======         ======

         The actual amounts of income taxes paid during the years ended March 31, 1998, 1997, and 1996 were $18,582,000, $14,331,000, and
         $17,167,000, respectively.

         The tax effects of temporary differences that give rise to significant deferred tax assets and deferred tax liabilities at March 31, 1998 and 1997 are presented below:

         ($ in thousands)                                     1998             1997
         ----------------------------------------           -------          -------
         Deferred tax assets:
             Deferred compensation                          $ 2,631          $ 3,474
             Inventory                                        2,723            2,272
             Accounts receivable                                776              742
             Other                                              890            1,084
                                                            -------          -------
               Total deferred tax assets                      7,020            7,572
                                                            -------          -------
         Deferred tax liabilities:
             Accelerated depreciation                        (1,805)         (1,885)
             Prepaid expenses                                (1,713)         (1,205)
             Other                                             (247)           (317)
                                                            -------         -------
               Total deferred tax liabilities                (3,765)         (3,407)
                                                            -------         -------
         Net deferred tax asset                             $ 3,255          $ 4,165
                                                            =======          =======

         The Company believes that no valuation allowance is necessary for deferred tax assets based on its estimate that it is more likely than not that future taxable income will be sufficient to offset the expenses to which the deferred tax assets relate.

 7       Income Per Share

         Earnings per share is presented on a Basic and Diluted basis. The computation of Basic earnings per share is based on income available to common stockholders and the weighted average number of common shares outstanding. Diluted earnings per share reflects the potential dilution that could occur if dilutive stock options were exercised resulting in the issuance of common stock that then shared in the earnings of the Company. The following table details the computation of Basic and Diluted earnings per share.

Income                                                 1998             1997             1996
------                                             ----------       ----------       ----------

         Income from continuing operations         $   21,218       $   18,902       $   21,962
         Discontinued operations
           Gain on sale                                 5,858             --               --
           Income from operations                       1,046            2,426            2,069
                                                   ----------       ----------       ----------
         Income from discontinued operations            6,904            2,426            2,069
                                                   ----------       ----------       ----------
         Net income                                $   28,122       $   21,328       $   24,031
                                                   ==========       ==========       ==========

         Shares

         Basic shares                                   7,327            7,360            7,340
         Effect of dilutive stock options                 179              120              181
                                                   ----------       ----------       ----------
         Diluted shares                                 7,506            7,480            7,521
                                                   ==========       ==========       ==========

         Basic EPS

         Income from continuing operations         $     2.90       $     2.57       $     2.99
         Discontinued operations:
           Gain on sale                                   .80             --               --
           Income from operations                         .14              .33              .28
                                                   ----------       ----------       ----------
         Income from discontinued operations              .94              .33              .28
                                                   ----------       ----------       ----------
         Net income                                $     3.84       $     2.90       $     3.27
                                                   ==========       ==========       ==========

Diluted EPS

         Income from continuing operations         $     2.83       $     2.53       $     2.92
         Discontinued operations
           Gain on sale                                   .78             --               --
           Income from operations                         .14              .32              .28
                                                   ----------       ----------       ----------
         Income from discontinued operations              .92              .32              .28
                                                   ----------       ----------       ----------
         Net income                                $     3.75       $     2.85       $     3.20
                                                   ==========       ==========       ==========

 8       Property, Plant, and Equipment

         A summary of property, plant, and equipment at March 31, 1998 and 1997, at cost, follows:

         ($ in thousands)                                           1998             1997
         ----------------------------------------                 --------         --------
         Land                                                     $  2,017         $  1,120
         Buildings and improvements                                 19,085           15,261
         Leasehold improvements                                      2,886            2,744
         Furniture, fixtures, and equipment                         44,405           39,816
                                                                  --------         --------
                                                                    68,393           58,941
         Less accumulated depreciation and amortization             38,993           34,747
                                                                  --------         --------
           Net property, plant, and equipment                     $ 29,400         $ 24,194
                                                                  ========         ========

 9       Long-term Debt

         The following is a summary of long-term debt at March 31, 1998 and 1997:

         ($ in thousands)                               1998             1997
         ----------------------------------------     --------         --------
         Revolving credit facility (a)                $      -         $      -
         6.5% IDA bond (b)                                 900              900
         Miscellaneous notes payable (c)                 2,080            1,108
                                                      --------         --------
                                                         2,980            2,008
         Less current installments                         444               92
                                                      --------         --------
                                                      $  2,536         $  1,916
                                                      ========         ========


         Annual maturities of long-term debt for the next five fiscal years are $444,000, $444,000, $444,000, $92,000 and $73,000 per year. Interest paid for the years ended March 31, 1998, 1997, and 1996 was $194,000, $163,000, and $195,000, respectively.

         (a) The Company's $35,000,000 revolving credit facility extends through April 1, 2000, is unsecured, and provides interest rate options no less favorable than prime and generally based upon a competitively bid "auction" rate. Under the facility agreement, the Company pays fees which range from .100 to .250 on various portions of the revolving credit facility. At March 31, 1998, the Company had no outstanding balance under this agreement.

         (b) The 6.5% IDA bond is payable in full on August 1, 2004 and is secured by real estate.

         (c) The Company has various acquisition-related notes payable at interest rates ranging from 7.5% to 10.0%.

10       Lease Commitments

         At March 31, 1998, minimum rental payments due under operating leases in subsequent fiscal years were as follows: 1999, $3,399,000; 2000, $3,028,000; 2001, $2,094,000; 2002, $1,379,000; 2003, $918,000; and
         later years, $5,110,000.

         Total rental expense for the years ended March 31, 1998, 1997, and 1996 was $5,042,000, $4,231,000, and $3,443,000, respectively.

         Most of the Company's leases are for facilities and provide that the Company pay taxes, maintenance, insurance, and certain other operating expenses applicable to the leased properties. Management expects that, in the normal course of business, leases which expire will be renewed or replaced by other leases.

11       Profit Sharing, Pension, and Bonus Plans

         The Company has various profit sharing plans covering substantially all employees who meet eligibility requirements and a pension plan for certain key executives. Amounts contributed to profit sharing plans are at the discretion of the appropriate subsidiary's Board of Directors. Benefits for pension plans accrue and are vested based on compensation levels and years of service. The amounts charged to operations for all plans combined for the years ended March 31, 1998, 1997, and 1996 were $2,188,000, $2,095,000, and $1,887,000, respectively.

         The Company has various bonus plans covering key corporate and subsidiary personnel. The amounts charged to operations under all bonus plans for the years ended March 31, 1998, 1997, and 1996 were $2,376,000, $2,344,000, and $4,741,000, respectively.

12       Stock Option Plans

         The Company has three stock option plans which provide for the grant of nonqualified stock options to employees and certain directors. As of March 31, 1998, 842,500 options were outstanding with exercise prices ranging from $10.63 to $39.63 per share with 297,000 exercisable at a weighted average exercise price of $23.18. As of March 31, 1998, there were 10,000 options available for future grants under the Company's existing stock option plans. Pursuant to the terms of the option agreements, options are exercisable in increments over five- or ten-year periods. A total of 842,500 shares are reserved for issuance under the option plans.

         The tables below summarize stock option activity and options outstanding for the years ended March 31, 1998, 1997, and 1996:

Option Activity                                        1998            1997            1996
----------------------------------------------       --------        --------        --------

Options outstanding, beginning of year                927,500         851,500         532,000
Options granted                                        20,000         155,000         420,000
Options exercised                                     (75,000)        (79,000)       (100,500)
Options forfeited                                     (30,000)           --              --
                                                     --------        --------        --------
Options outstanding, end of year                      842,500         927,500         851,500
                                                     ========        ========        ========

Weighted average fair value of options granted       $  10.87        $   7.74        $   9.79

                                                                   Options       Expiration       Options
         Recap of Options Outstanding at March 31, 1998          Outstanding        Date         Exercisable
         ----------------------------------------------          -----------     ----------      -----------
         $10.63 Exercise price                                      8,000           4/00                --
         $12.25 Exercise price                                     20,000           5/98             20,000
         $16.75 Exercise price                                    239,500          12/99            155,500
         $26.00 Exercise price                                    155,000           7/02             15,500
         $34.25 Exercise price                                    400,000           7/01            106,000
         $39.63 Exercise price                                     20,000          11/03                --
                                                                  -------                           -------
                                                                  842,500                           297,000
                                                                  =======                           =======


         The estimated fair value of stock options at the grant date using the Black-Scholes option-pricing model is used to compute pro forma net income and earnings per share in accordance with SFAS No. 123. The weighted average assumptions used for grants in fiscal 1998 include risk-free interest rates ranging from 5.37% to 5.79% and a volatility factor of 27.73%, fiscal 1997 includes risk-free interest rates ranging from 6.25% to 6.62% and a volatility factor of 27.64%, while fiscal 1996 is based on risk-free interest rates of 5.94% to 6.19% and a volatility factor of 26.68%. All calculations are based on expected lives of five years and a dividend yield of 0%. If compensation cost for the Company's stock-based compensation plans had been recognized in the income statements based on the fair value method, net income and earnings per share would have been reduced to pro forma amounts of:

                                    1998             1997             1996
                                ----------       ----------       ----------
         Net income             $   27,547       $   20,631       $   23,357

         Income per share
           Basic EPS            $     3.76       $     2.80       $     3.18
           Diluted EPS          $     3.67       $     2.76       $     3.11

13       Contingent Liabilities

         The Company, in the ordinary course of business, is contingently liable on pending lawsuits and claims. Based upon advice from legal counsel, management believes such pending items will not have a material effect on the Company's consolidated financial position or results of operations.

14       Quarterly Financial Information (unaudited)

         The quarterly results for the years ended March 31, 1998 and 1997 are summarized below:

                                                                          First       Second        Third       Fourth      Fiscal
         ($ in thousands except per share data)                          Quarter      Quarter      Quarter      Quarter        Year
         --------------------------------------                         --------     --------     --------     --------    --------
         1998
         Sales                                                          $ 55,411     $ 65,571     $ 69,038     $ 56,074     $246,094
         Gross profit                                                     24,278       28,936       28,383       19,561      101,158

         Income from continuing operations                                 4,841        6,446        6,483        3,448       21,218
         Discontinued operations:
           Gain on sale                                                        -        6,818            -         (960)       5,858
           Income from operations                                            662          384            -            -        1,046
                                                                        --------     --------     --------     --------     --------
         Income from discontinued operations                                 662        7,202            -         (960)       6,904
                                                                        --------     --------     --------     --------     --------
         Net income                                                     $  5,503     $ 13,648     $  6,483     $  2,488     $ 28,122
                                                                        ========     ========     ========     ========     ========

Income per share from continuing operations (1):
Basic                                                $      0.66     $      0.88     $      0.88     $      0.47     $      2.90
Diluted                                                     0.65            0.86            0.86            0.45            2.83

Net income per share (1):
Basic                                                $      0.76     $      1.87     $      0.88     $      0.34     $      3.84
Diluted                                                     0.74            1.83            0.86            0.33            3.75


1997
Sales                                                $    47,866     $    55,031     $    56,514     $    50,111     $   209,522
Gross profit                                              20,581          24,612          23,332          19,908          88,433

Income from continuing operations                          4,176           5,786           5,417           3,523          18,902
Income from discontinued operations                          583             525             678             640           2,426
                                                     -----------     -----------     -----------     -----------     -----------
Net income                                           $     4,759     $     6,311     $     6,095     $     4,163     $    21,328
                                                     ===========     ===========     ===========     ===========     ===========

Income per share from continuing operations (1):
Basic                                                $       .57     $       .78     $       .74     $       .48     $      2.57
Diluted                                                      .56             .77             .73             .48            2.53

Net income per share (1):
Basic                                                $       .64     $       .85     $       .83     $       .57     $      2.90
Diluted                                                      .63             .84             .82             .56            2.85

(1) Per share amounts for each quarter are computed independently; and, due to the computation formula, the sum of the four quarters may not equal the year.

15       Subsequent Events

         On February 17, 1998, the Company and Applied Graphics Technologies, Inc. (AGT) announced that they had signed a definitive agreement and plan of merger. Under the agreement, holders of Devon common stock will receive, for each Devon share, $30 in cash and a tax-free distribution of 0.6 shares of AGT common stock. The transaction received early termination of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and is still subject to the approval of both companies shareholders. The transaction is expected to be completed in May, 1998.

(b) Pro forma financial information.

                                      AGT
                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
                                  (Unaudited)


     The pro forma condensed consolidated balance sheets, as of December 31, 1997, are presented as if the acquisition of Flying Color Graphics, Inc. ("FCG"), which was consummated on January 16, 1998, and the Merger (collectively, the "business combinations") had occurred on December 31, 1997. The pro forma condensed consolidated balance sheets, as of March 31, 1998, are presented as if the Merger had occurred on March 31, 1998.

     The pro forma condensed consolidated statements of income for the year ended December 31, 1997, are presented as if the business combinations had occurred on January 1, 1997. The pro forma condensed consolidated statements of income for the three months ended March 31, 1998, are presented as if the Merger had occurred on January 1, 1998. The pro forma condensed consolidated statements of income also include the receipt and related use of proceeds from an offering of the Company's common stock in September 1997 (the "1997 Offering") to the extent used to fund the business combinations.

     The business combinations have been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values that are subject to further refinement, including appraisals and other analyses, with appropriate recognition given to the effect of current interest rates and income taxes. Management does not expect that the final allocation of the purchase price for the business combinations will differ materially from the preliminary allocations.

     The pro forma consolidated financial information does not purport to present the financial position or results of operations of the Company had the transactions and events assumed therein occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The pro forma condensed consolidated statements of income do not reflect potential cost savings and revenue enhancements that management believes may be realized following the business combinations. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

     The pro forma consolidated financial information is based on certain assumptions and adjustments described in the Notes to Pro Forma Consolidated Financial Information and should be read in conjunction therewith and with the financial statements and related notes of the Company included in its 1997 Annual Report on Form 10-K, the Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 1998, the financial statements and related notes of Devon included elsewhere herein, and the financial statements and related notes of FCG previously filed in the Company's Current Report on Form 8-K/A dated April 1, 1998, pursuant to Regulation S-X Rule 3-05, "Financial Statements of Businesses Acquired or to be Acquired".

                                      AGT
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                               DECEMBER 31, 1997
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                                        Pro forma
                                                  Historical      Pro forma     Pro forma                 Pro forma    consolidated
                                               --------------    adjustments  consolidated  Historical   adjustments    (AGT, FCG,
                                               AGT        FCG       (FCG)      (AGT & FCG)    Devon        (Devon)       & Devon)
                                               ---        ---       -----      -----------    -----        -------       --------

Current assets:
Cash and marketable securities              $102,734    $1,826  $(18,257)(A)    $84,477     $54,163     $(86,365)(C)     $20,539
                                                                  (1,826)(A)                              (5,000)(C)
                                                                                                         (26,736)(C)
Trade accounts receivable - net               43,025     2,958      (270)(A)     45,713      58,939                      104,652
Inventory                                      6,234       630       (18)(A)      6,846      28,182                       35,028
Other current assets                          16,458        47        90 (A)     16,595       8,583       10,962 (C)      36,140
                                            --------    ------   -------       --------    --------      -------        --------

      TOTAL CURRENT ASSETS                   168,451     5,461   (20,281)       153,631     149,867     (107,139)        196,359

Property, plant, and equipment - net          31,020     5,006                   36,026      29,003                       65,029
Goodwill - net                                22,229              15,214 (A)     37,443       9,226      310,373 (C)     357,042
Other assets                                   3,093        30       (30)(A)      3,093       6,254                        9,347
                                            --------    ------   -------       --------    --------      -------        --------

TOTAL ASSETS                                $224,793   $10,497   $(5,097)      $230,193    $194,350     $203,234        $627,777
                                            ========   =======   =======       ========    ========     ========        ========


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses        $27,264    $1,224     $(160)(A)    $28,328     $24,949                      $53,277
Other current liabilities                     10,019       965       (20)(A)     10,964       4,286       $9,000 (C)      24,250
                                            --------    ------   -------       --------    --------      -------        --------

      TOTAL CURRENT LIABILITIES               37,283     2,189      (180)        39,292      29,235        9,000          77,527

Long-term debt                                 2,823     1,059    (1,059)(A)      2,823       2,901      135,000 (C)     140,724
Other liabilities                              1,190        91                    1,281       5,083       (5,000)(C)       1,364
                                            --------    ------   -------       --------    --------      -------        --------

      TOTAL LIABILITIES                       41,296     3,339    (1,239)        43,396      37,219      139,000         219,615
                                            --------    ------   -------       --------    --------      -------        --------

Stockholders' Equity:
Common stock                                     178        17        33 (A)        211          85           44 (C)         255
                                                                     (17)(B)                                 (85)(D)
Additional paid-in capital                   159,627        55     3,267 (A)    162,894      36,073      221,321 (C)     384,215
                                                                     (55)(B)                             (36,073)(D)
Accumulated other comprehensive income           (31)                               (31)                                     (31)
Treasury stock                                                                              (16,995)      16,995 (D)          --
Retained earnings                             23,723     7,086    (7,086)(B)     23,723     137,968     (137,968)(D)      23,723
                                            --------    ------   -------       --------    --------      -------        --------

      Total stockholders' equity             183,497     7,158    (3,858)       186,797     157,131       64,234         408,162
                                            --------    ------   -------       --------    --------      -------        --------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $224,793   $10,497   $(5,097)      $230,193    $194,350     $203,234        $627,777
                                            ========   =======   =======       ========    ========     ========        ========

           See Notes to Pro Forma Consolidated Financial Information

                                      AGT
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                                          Pro forma
                                                Historical      Pro forma     Pro forma                 Pro forma       consolidated
                                            ---------------    adjustments   consolidated  Historical  adjustments        (AGT, FCG,
                                             AGT        FCG       (FCG)       (AGT & FCG)    Devon       (Devon)           & Devon)
                                             ---        ---       -----       -----------    -----       -------           --------

Revenues                                  $184,993    $17,652                  $202,645    $240,131                       $442,776

Cost of revenues                           120,018     11,157                   131,175     138,626                        269,801
                                          --------    -------                  --------    --------                       --------

Gross profit                                64,975      6,495                    71,470     101,505                        172,975

Operating expenses                          42,666      3,913    $  380 (E)      46,959      68,149       $7,759 (I)       122,867
                                          --------    -------   --------       --------    --------     --------          --------

Operating income                            22,309      2,582      (380)         24,511      33,356       (7,759)           50,108

Other income (expense)                         398       (172)     (304)(F)         (78)      1,765       (1,295)(J)        (8,383)
                                                                                                          (8,775)(K)
                                          --------    -------   --------       --------    --------     --------          --------

Income before provision for income
taxes                                       22,707      2,410      (684)         24,433      35,121      (17,829)           41,725

Provision for income taxes                   9,140         56       639 (G)       9,835      13,828       (3,745)(L)        19,918
                                          --------    -------   --------       --------    --------     --------          --------

Net income                                 $13,567     $2,354   $(1,323)        $14,598     $21,293     $(14,084)          $21,807
                                           =======     ======   =======         =======     =======     ========           =======

Earnings per common share:
Basic                                        $0.88                                $0.92                                      $1.01
Diluted                                      $0.83                                $0.87                                      $0.96

Weighted average number of common shares:
Basic                                       15,475                  366 (H)      15,841                    5,836 (M)        21,677
Diluted                                     16,430                  366 (H)      16,796                    5,836 (M)        22,632


           See Notes to Pro Forma Consolidated Financial Information

                                      AGT
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
                                 MARCH 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                  Pro forma          Pro forma
                                                        Historical          Historical           adjustments        consolidated
                                                           AGT                 Devon               (Devon)          (AGT & Devon)
                                                           ---                 -----               -------          ------------

Current assets:
Cash and marketable securities                           $83,829             $65,976             $(86,365)(N)          31,704
                                                                                                   (5,000)(N)
                                                                                                  (26,736)(N)
Trade accounts receivable - net                           48,807              42,791                                   91,598
Inventory                                                  7,498              32,258                                   39,756
Other current assets                                      13,587              10,128               10,962 (N)          34,677
                                                          ------              ------              -------              ------

      Total current assets                               153,721             151,153             (107,139)            197,735

Property, plant, and equipment - net                      40,094              29,400                                   69,494
Goodwill - net                                            37,105               9,219              306,944 (N)         353,268
Other assets                                               3,348               5,350                                    8,698
                                                          ------              ------              -------              ------

TOTAL ASSETS                                            $234,268            $195,122             $199,805            $629,195
                                                         =======             =======              =======             =======


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses                    $30,077             $27,669               $9,000 (N)         $66,746
Other current liabilities                                  6,865               1,083                                    7,948
                                                          ------              ------              -------              ------

      Total current liabilities                           36,942              28,752                9,000              74,694

Long-term debt                                             3,723               2,536              135,000 (N)         141,259
Other liabilities                                          1,206               3,274               (5,000)(N)            (520)
                                                          ------              ------              -------              ------

      Total liabilities                                   41,871              34,562              139,000             215,433
                                                          ------              ------              -------              ------

Stockholders' Equity:
Common stock                                                 179                  85                   44 (N)             223
                                                                                                      (85)(O)
Additional paid-in capital                               162,926              37,014              221,321 (N)         384,247
                                                                                                  (37,014)(O)
Accumulated other comprehensive income                        (4)                                                          (4)
Treasury stock                                                               (16,995)              16,995 (O)              --
Retained earnings                                         29,296             140,456             (140,456)(O)          29,296
                                                          ------              ------              -------              ------

      Total stockholders' equity                         192,397             160,560               60,805             413,762
                                                          ------              ------              -------              ------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY              $234,268            $195,122             $199,805            $629,195
                                                         =======             =======              =======             =======

           See Notes to Pro Forma Consolidated Financial Information

                                      AGT
             PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                       THREE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER-SHARE AMOUNTS)
                                  (UNAUDITED)


                                                            Pro forma      Pro forma
                                 Historical   Historical   adjustments    consolidated
                                    AGT         Devon        (Devon)     (AGT & Devon)
                                    ---         -----        -------      ------------
Revenues                          $59,655      $56,074                      $115,729

Cost of revenues                   38,559       36,513                        75,072
                                 --------     --------                      --------

Gross profit                       21,096       19,561                        40,657

Operating expenses                 12,577       15,596       $1,918 (P)       30,091
                                 --------     --------     --------          -------

Operating income                    8,519        3,965       (1,918)          10,566

Other income (expense)                927        1,053         (972)(Q)       (1,186)
                                                             (2,194)(R)
                                 --------     --------     --------          -------

Income before provision for
  income taxes                      9,446        5,018       (5,084)           9,380

Provision for income taxes          3,873        1,570         (811)(S)        4,632
                                 --------     --------     --------          -------

Net income                         $5,573       $3,448      $(4,273)          $4,748
                                 ========     ========     ========          =======

Earnings per common share:
Basic                               $0.31                                      $0.21
Diluted                             $0.30                                      $0.20

Weighted average number of
  common shares:
Basic                              17,929                     4,427 (T)       22,356
Diluted                            18,861                     4,427 (T)       23,288



           See Notes to Pro Forma Consolidated Financial Information

                                      AGT

             NOTES TO PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

December 31, 1997:

A.  Acquisition of FCG:

     AGT acquired FCG for the following consideration ($000's):

  Cash consideration paid...................................  $ 18,257
  Issuance of 68,103 shares of AGT common stock.............     3,300
                                                              --------
  Total acquisition cost....................................              $21,557
Fair value of net assets acquired:
  Historical net assets of FCG..............................     7,158
  Elimination of cash not acquired..........................    (1,826)
  Elimination of certain liabilities not assumed
     and fair value adjustments.............................     1,011
                                                              --------
Fair value of net assets acquired...........................                6,343
                                                                          -------
Excess of cost over fair value on net assets acquired.......              $15,214
                                                                          =======

B. The Pro Forma Adjustments (FCG) represent the elimination of stockholders' equity of FCG.

C.  The Merger:

     AGT acquired Devon for the following consideration ($000's):

  Cash......................................................  $ 86,365
  Borrowings under AGT's Revolving Credit Facilities........   135,000
  Issuance of 4,427,290 shares of AGT common stock..........   221,365
  Estimated transaction costs directly identified with the
     Merger.................................................     9,000
                                                              --------
     Total pro forma acquisition cost.......................              $451,730

Fair value of net assets acquired:
  Historical net assets of Devon............................  $157,131
  Fair value adjustments to assets acquired and liabilities
     assumed:
     Cash paid related to stock option buy back.............   (26,736)
     Deferred tax benefit related to stock buy back.........    10,962
                                                              --------
Fair value of net assets acquired...........................               141,357
                                                                          --------
Excess of cost over fair value of net assets acquired.......              $310,373
                                                                          ========

     The Pro Forma Adjustments (Devon) also include the payment of $5 million of cash, pursuant to the Merger Agreement, for certain recorded liabilities of Devon to be paid on or prior to the consummation of the Merger.

D. The Pro Forma Adjustments (Devon) represent the elimination of stockholders' equity of Devon.

E. The Pro Forma Adjustments (FCG) reflect the effects of the increase in amortization expense due to the increase in goodwill resulting from the acquisition of FCG. Goodwill related to the FCG acquisition is amortized on a straight line basis over the period to be benefited, which is estimated to be 40 years.

F. The Pro Forma Adjustments (FCG) reflect the elimination of interest income on the portion of the proceeds of the 1997 Offering assumed to have funded the FCG acquisition.

                                      AGT

G. The Pro Forma Adjustments (FCG) to the provision for income taxes are comprised of ($000's):

Reversal of historical provision of
  AGT.......................................................    $(9,140)
  FCG.......................................................        (56)
                                                                -------
                                                                 (9,196)
  Pro Forma Provision(i)....................................      9,835
                                                                -------
     Pro Forma Adjustment...................................    $   639
                                                                =======

     (i) The pro forma provision for income taxes was computed using pro forma pre-tax amounts and AGT's 1997 effective tax rate of 40.25%.

H. The Pro Forma Adjustments (FCG) to weighted average number of common shares consist of the following (000's):

Shares issued as consideration for FCG......................       68
Shares issued in the 1997 Offering for which the proceeds
  are assumed to have funded the FCG acquisition............      298
                                                                  ---
     Pro Forma Adjustment...................................      366
                                                                  ===

    The unaudited Pro Forma Consolidated Statements of Income are presented as if the business combinations took place at the beginning of the period presented; thus, the stock issuance referred to above is considered outstanding as of the beginning of the period presented for purposes of per share calculations.

I. The Pro Forma Adjustments (Devon) reflect the effects of the increase in amortization expense due to the increase in goodwill resulting from the Merger. Goodwill related to the Merger is amortized on a straight-line basis over the period to be benefited, which is estimated to be 40 years.

J. The Pro Forma Adjustments (Devon) reflect the elimination of interest income on the portion of the proceeds of the 1997 Offering assumed to have funded the Merger.

K. The Pro Forma Adjustments (Devon) reflect interest expense of $8.8 million on the $135.0 million of borrowings under AGT's Revolving Credit Facilities at an interest rate of 6.5%, which is the variable rate the Company estimates to be in effect. Borrowings represent the amount necessary to finance the remaining purchase price. The effect on pro forma interest expense assuming a 1/8% variance in the variable interest rate would be $168,750.

L. The Pro Forma Adjustments (Devon) to the provision for income taxes are comprised of ($000's);

    Reversal of provision of:
      Pro forma consolidated (AGT & FCG)                    $ (9,835)
      Historical Devon                                       (13,828)
                                                            --------
                                                             (23,663)
    Pro forma provision(i)                                    19,918
                                                            --------
      Pro forma adjustment                                   $(3,745)
                                                            ========

       (i) The pro forma provision for income taxes was computed using pro forma pretax amounts, adjusted for the non-deductible goodwill of $7.8 million associated with the Merger, and AGT's 1997 effective tax rate of 40.25%.

                                      AGT

M. The Pro Forma Adjustments (Devon) to weighted average number of common shares consist of the following (000's):

Shares issued as consideration for Devon....................     4,427
Shares issued in the 1997 Offering for which the proceeds
  are assumed to have funded the Merger.....................     1,409
                                                                 -----
     Pro Forma Adjustment...................................     5,836
                                                                 =====

    The unaudited Pro Forma Consolidated Statements of Income are presented as if the business combinations took place at the beginning of the period presented; thus, the stock issuance referred to above is considered outstanding as of the beginning of the period presented for purposes of per share calculations.


March 31, 1998:

N.  The Merger:

     AGT acquired Devon for the following consideration ($000's):

  Cash......................................................  $ 86,365
  Borrowings under AGT's Revolving Credit Facilities........   135,000
  Issuance of 4,427,290 shares of AGT common stock..........   221,365
  Estimated transaction costs directly identified with the
     Merger.................................................     9,000
                                                              --------
     Total pro forma acquisition cost.......................              $451,730

Fair value of net assets acquired:
  Historical net assets of Devon............................  $160,560
  Fair value adjustments to assets acquired and liabilities
     assumed:
     Cash paid related to stock option buy back.............   (26,736)
     Deferred tax benefit related to stock buy back.........    10,962
                                                              --------
Fair value of net assets acquired...........................               144,786
                                                                          --------
Excess of cost over fair value of net assets acquired.......              $306,944
                                                                          ========

     The Pro Forma Adjustments (Devon) also include the payment of $5 million of cash, pursuant to the Merger Agreement, for certain recorded liabilities of Devon to be paid on or prior to the consummation of the Merger.

O. The Pro Forma Adjustments (Devon) represent the elimination of stockholders' equity of Devon.

                                      AGT

P. The Pro Forma Adjustments (Devon) reflect the effects of the increase in amortization expense due to the increase in goodwill resulting from the Merger. Goodwill related to the Merger is amortized on a straight-line basis over the period to be benefited, which is estimated to be 40 years.

Q. The Pro Forma Adjustments (Devon) reflect the elimination of interest income on the portion of the proceeds of the 1997 Offering assumed to have funded the Merger.

R. The Pro Forma Adjustments (Devon) reflect interest expense of $2.2 million on the $135.0 million of borrowings under AGT's Revolving Credit Facilities at an interest rate of 6.5%, which is the variable rate the Company estimates to be in effect. Borrowings represent the amount necessary to finance the remaining purchase price. The effect on pro forma interest expense assuming a 1/8% variance in the variable interest rate would be $42,188 for the quarter.

S. The Pro Forma Adjustments (Devon) to the provision for income taxes are comprised of ($000's):

Reversal of historical provision of
  AGT.......................................................    $(3,873)
  Devon.....................................................     (1,570)
                                                                -------
                                                                 (5,443)
  Pro Forma Provision(i)....................................      4,632
                                                                -------
     Pro Forma Adjustment...................................    $  (811)
                                                                =======

     (i) The pro forma provision for income taxes was computed using pro forma pre-tax amounts, adjusted for the non-deductible goodwill of $1.9 million associated with the Merger, and AGT's 1998 effective tax rate of 41%.

T. The Pro Forma Adjustment (Devon) to weighted average number of common shares consists of the 4,427,290 shares of AGT common stock issued as consideration for the Merger.

(c) Exhibits.

     2.1 Agreement and Plan of Merger, dated as of February 13, 1998, by and among Devon Group, Inc., Applied Graphics Technologies, Inc., and AGT Acquisition Corp. (Incorporated by reference to Exhibit No. 2.2 forming part of Registrant's Report on Form 10-K (File No. 0-28208) filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, for the fiscal year ended December 31, 1997).

     4.1 Credit Agreement, dated as of May 27, 1998, among Applied Graphics Technologies, Inc., Other Institutional Lenders as Initial Lenders, Fleet Bank, N.A., First Union National Bank, and BankBoston, N.A.

     23. Consent of KPMG Peat Marwick LLP.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 10, 1998                   By: /s/ Louis Salamone, Jr.
                                           -------------------------
                                           Louis Salamone, Jr.
                                           Senior Vice President and
                                           Chief Financial Officer